  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1996

                                                REGISTRATION NO. 333-05901
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                                 CONNECT, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

       DELAWARE                      7375                    77-0431045
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
    (STATE OR OTHER               INDUSTRIAL           IDENTIFICATION NUMBER)
    JURISDICTION OF           CLASSIFICATION CODE
   INCORPORATION OR                 NUMBER)
     ORGANIZATION)

                                 CONNECT, INC.
         515 ELLIS STREET MOUNTAIN VIEW, CA 94043-2242
                                  (415) 254-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               THOMAS P. KEHLER
 PRESIDENT AND CHIEF EXECUTIVE OFFICER CONNECT, INC. 515 ELLIS STREET MOUNTAIN
                      VIEW, CA 94043-2242 (415) 254-4000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                    COPIES TO:
         DONALD M. KELLER, JR.                     CARLA S. NEWELL
         MARK L. SILVERMAN                         ANTHONY M. ALLEN
         EDWARD Y. KIM                             CRAIG M. SCHMITZ
         VENTURE LAW GROUP                         GUNDERSON DETTMER
         A PROFESSIONAL  CORPORATION               STOUGH VILLENEUVE
         2800 SAND HILL ROAD                       FRANKLIN & HACHIGIAN, LLP
         MENLO  PARK, CA 94025                     600 HANSEN WAY
         (415) 854-4488                            PALO ALTO, CA 943040
                                                   (415) 843-050
                               ----------------

  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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


  The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

      1.1   Form of Underwriting Agreement.
      2.1 Form of Agreement and Plan of Merger between the Registrant and Connect, Inc., a California corporation.
      3.1+  Certificate of Incorporation of the Registrant.
      3.2+  Bylaws of the Registrant.
      3.3+  Form of Amended and Restated Certificate of Incorporation of the
            Registrant, to be filed prior to completion of the offering.
      4.1*  Form of the Registrant's Common Stock Certificate.
      5.1+  Opinion of Venture Law Group, a Professional Corporation.
      9.1+ Amended Stockholders Agreement dated December 27, 1995 by and among the Registrant and certain holders of the Registrant's securities.
     10.1+  Form of Indemnification Agreement.
     10.2+ 1989 Stock Option Plan, as amended, and form of stock option agreement.
     10.3   1996 Stock Option Plan and form of stock option agreement.
     10.4+ 1996 Employee Stock Purchase Plan and form of subscription agreement.
     10.5+ 1996 Directors' Stock Option Plan and form of stock option agreement.
     10.6+  Amended and Restated Registration Rights Agreement dated December
            27, 1995 between the Registrant and certain holders of the Registrant's securities.
     10.7+  Lease Agreement dated September 19, 1994 between the Registrant and
            BRE Properties, Inc.
     10.8+  Master Equipment Lease dated January 19, 1995 between the
            Registrant and Phoenix Leasing Incorporated.
     10.9D  Software License Agreement dated February 5, 1996 between the
            Registrant and Entex Information Services Inc.
     10.10D Software License Agreement dated March 26, 1996 between the
            Registrant and Union Underwear Company, Inc.
     10.11D Software License Agreement dated November 7, 1995 between the
            Registrant and PhotoDisc, Inc.
     10.12D Amendment to Software License Agreement dated March 29, 1996 between the Registrant and PhotoDisc, Inc.
     10.13D Software Development and Distribution License Agreement dated
            September 16, 1994 between the Registrant and Fulcrum Technologies
            Inc. and related Amending Agreement, Amending Agreement No. 2 and
            Amending Agreement No. 3.

     10.14D  OEM Master License Agreement dated June 30, 1995 between the
             Registrant and RSA Data Security, Inc.
     10.15+  Letter Agreement dated May 10, 1995 between the Registrant and
             Hambrecht & Quist Incorporated and related mutual release dated
             June 6, 1996.
     10.16   Option agreement dated January 16, 1996 between the Registrant and
             Thomas P. Kehler.
     10.17   Option agreement dated January 16, 1996 between the Registrant and
             Gordon J. Bridge.
     10.18   Option agreement dated April 24, 1996 between the Registrant and
             Gordon J. Bridge.
     10.19   Letter agreement dated October 19, 1995 between the Registrant and
             Gordon J. Bridge, and related interpretive letter.
     10.20+  Consulting Agreement dated March 9, 1992 between the Registrant and Quaestus Limited Partnership.
     10.21+  Form of Common Stock Warrant issued to Hambrecht & Quist LLC and
             Volpe, Welty & Company on December 27, 1995.
     10.22D  Business Alliance Program Agreement dated June 11, 1996 between the Registrant and Oracle Corporation and related Runtime
             Sublicense Addendum, and Amendments One and Two to Runtime
             Sublicense Addendum.
     10.23   Agreement and Mutual Release dated May 24, 1996 between the
             Registrant and Henry V. Morgan.
     10.24D  Development and License Agreement dated March 29, 1996 between the
             Registrant and Time Warner Cable.
     11.1+   Statement Regarding Computation of Per Share Earnings.
     23.1+   Consent of Independent Auditors.
     23.2+   Consent of Counsel (included in Exhibit 5.1).
     24.1+   Power of Attorney.
     27+     Financial Data Schedule.

- --------
 * To be supplied by amendment.

 + Previously filed.

 D Confidential treatment requested.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MOUNTAIN VIEW, STATE OF CALIFORNIA, ON JUNE 19, 1996.

                                         CONNECT, INC.

                                                   /s/ Thomas P. Kehler
                                         By: __________________________________
                                             THOMAS P. KEHLER, PRESIDENT AND
                                                 CHIEF EXECUTIVE OFFICER


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                        TITLE                DATE
             ---------                        -----                ----

     /s/ Gordon J. Bridge*            Chairman of the         June 19, 1996
- ------------------------------------   Board, Director
         (GORDON J. BRIDGE)

        /s/ Thomas P. Kehler          President, Chief
- ------------------------------------   Executive Officer      June 19, 1996
         (THOMAS P. KEHLER)            and Director
                                       (Principal Executive
                                       Officer)

        /s/ Joseph G. Girata*         Vice President of
- ------------------------------------   Finance and            June 19, 1996
         (JOSEPH G. GIRATA)            Administration and
                                       Secretary (Principal
                                       Financial Officer)


       /s/ Promod Haque*              Director                June 19, 1996
- ------------------------------------
           (PROMOD HAQUE)


    /s/ Rory T. O'Driscoll*           Director                June 19, 1996
- ------------------------------------
        (RORY T. O'DRISCOLL)

       /s/ Richard W. Weening*        Director
- ------------------------------------                          June 19, 1996
        (RICHARD W. WEENING)

        /s/ William B. Welty*         Director
- ------------------------------------                          June 19, 1996
         (WILLIAM B. WELTY)


*By:    /s/ Thomas P. Kehler
- ------------------------------------
      (Attorney-in-fact)

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                                                                PAGE
 -------                                                           ------------
  1.1    Form of Underwriting Agreement.
  2.1    Form of Agreement and Plan of Merger between the
         Registrant and Connect, Inc., a California corporation.
  3.1+   Certificate of Incorporation of the Registrant.
  3.2+   Bylaws of the Registrant.
  3.3+   Form of Amended and Restated Certificate of
         Incorporation of the Registrant, to be filed prior to
         completion of the offering.
  4.1*   Form of the Registrant's Common Stock Certificate.
  5.1+   Opinion of Venture Law Group, a Professional
         Corporation.
  9.1+   Amended Stockholders Agreement dated December 27, 1995
         by and among the Registrant and certain holders of the
         Registrant's securities.
 10.1+   Form of Indemnification Agreement.
 10.2+   1989 Stock Option Plan, as amended, and form of stock
         option agreement.
 10.3    1996 Stock Option Plan and form of stock option
         agreement.
 10.4+   1996 Employee Stock Purchase Plan and form of
         subscription agreement.
 10.5+   1996 Directors' Stock Option Plan and form of stock
         option agreement.
 10.6+   Amended and Restated Registration Rights Agreement
         dated December 27, 1995 between the Registrant and
         certain holders of the Registrant's securities.
 10.7+   Lease Agreement dated September 19, 1994 between the
         Registrant and BRE Properties, Inc.
 10.8+   Master Equipment Lease dated January 19, 1995 between
         the Registrant and Phoenix Leasing Incorporated.
 10.9D   Software License Agreement dated February 5, 1996
         between the Registrant and Entex Information Services
         Inc.
 10.10D  Software License Agreement dated March 26, 1996 between the Registrant and Union Underwear Company, Inc.
 10.11D  Software License Agreement dated November 7, 1995
         between the Registrant and PhotoDisc, Inc.
 10.12D  Amendment to Software License Agreement dated March 29,
         1996 between the Registrant and PhotoDisc, Inc.
 10.13D  Software Development and Distribution License Agreement
         dated September 16, 1994 between the Registrant and
         Fulcrum Technologies Inc. and related Amending
         Agreement, Amending Agreement No. 2 and Amending
         Agreement No. 3.
 10.14D  OEM Master License Agreement dated June 30, 1995
         between the Registrant and RSA Data Security, Inc.
 10.15+  Letter Agreement dated May 10, 1995 between the
         Registrant and Hambrecht & Quist Incorporated and
         related mutual release dated June 6, 1996.
 10.16   Option agreement dated January 16, 1996 between the
         Registrant and Thomas P. Kehler.
 10.17   Option agreement dated January 16, 1996 between the
         Registrant and Gordon J. Bridge.

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                                                                PAGE
 -------                                                           ------------
 10.18   Option agreement dated April 24, 1996 between the
         Registrant and Gordon J. Bridge.
 10.19   Letter agreement dated October 19, 1995 between the
         Registrant and Gordon J. Bridge, and related
         interpretive letter.
 10.20+  Consulting Agreement dated March 9, 1992 between the
         Registrant and Quaestus Limited Partnership.
 10.21+  Form of Common Stock Warrant issued to Hambrecht &
         Quist LLC and Volpe, Welty & Company on December 27,
         1995.
 10.22D  Business Alliance Program Agreement dated June 11, 1996 between the Registrant and Oracle Corporation and
         related Runtime Sublicense Addendum, and Amendments One
         and Two to Runtime Sublicense Addendum.
 10.23   Agreement and Mutual Release dated May 24, 1996 between
         the Registrant and Henry V. Morgan.
 10.24D  Development and License Agreement dated March 29, 1996 between the Registrant and Time Warner Cable.
 11.1+   Statement Regarding Computation of Per Share Earnings.
 23.1+   Consent of Independent Auditors.
 23.2+   Consent of Counsel (included in Exhibit 5.1).
 24.1+   Power of Attorney.
 27+     Financial Data Schedule

- --------
 * To be supplied by amendment.

 + Previously filed

 D Confidential treatment requested.